Exhibit 10.4

Inland American Communities Group, Inc.

2014 Share Unit Plan

SECTION 1. Purpose. The purpose of this Inland American Communities Group, Inc. (the “Company”) Share Unit Plan (this “Plan”) is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants that are linked directly to increases in the value of the Company.

SECTION 2. Definitions. For the purposes of this Plan and any Award Agreement, the following terms shall have the meanings set forth below:

“Administrator” shall mean the Board or any committee of the Board that has been authorized to administer one or more elements of this Plan.

“Affiliate” means any domestic or foreign individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

“Award” shall mean any award of Share Units granted under this Plan.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document (which may include provisions of an employment agreement to which the Company is a party) evidencing any Award granted hereunder.

“Board” shall mean the board of directors of Inland REIT prior to a Triggering Event and the board of directors of the Company or its successor on and after a Triggering Event.

“Cause” shall have the meaning set forth under an applicable employment agreement between a Participant and the Company or an Affiliate of the Company, provided that if no such definition is applicable, such term shall mean (i) the willful fraud or material dishonesty of a Participant in connection with the performance of Participant’s duties to the Company or its Affiliates; (ii) the deliberate or intentional failure by a Participant to substantially perform Participant’s duties to the Company or its Affiliates (other than the Participant’s failure resulting from his incapacity due to physical or mental illness) after a written notice is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes the Participant has not substantially performed his duties; (iii) willful misconduct by a Participant that is materially detrimental to the reputation, goodwill or business operations of the Company or any Affiliate; (iv) willful disclosure of the Company’s confidential Information or trade secrets; (v) a material breach of the terms of this Plan or an applicable Award Agreement; or (vi) the conviction of, or plea of nolo contendere to a charge of commission of a felony or crime of moral turpitude by a Participant. For purposes of this definition, no act or failure to act will be considered “willful,” unless it is done or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company and its Affiliates.

“Change in Control” shall mean the first to occur of any of the events set forth in the following paragraphs; provided, however, that a Qualified Event shall not constitute a Change in Control: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company or an Affiliate thereof or a Company or Inland REIT employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or Inland REIT representing thirty percent (30%) or more of the combined voting power of the Company’s or Inland REIT’s, as applicable, then outstanding securities entitled to vote generally in the election of directors; (ii) a merger, reverse merger or other business combination or consolidation of the Company or Inland REIT or any direct or indirect subsidiary of the Company or Inland REIT, as applicable with any other corporation other than an Affiliate of the Company, other than a merger or consolidation which would result in the voting securities of the Company or Inland REIT, as applicable outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or Inland REIT, as applicable, or such surviving entity outstanding immediately after such merger, reverse merger, business combination or consolidation; (iii) a majority of the members of the Board in effect at the time of a Qualified Event is replaced during any 12 month period after the Qualified Event by directors whose appointment or election is not endorsed by a majority of the Board prior to the date of the appointment or election; or (iv) a person (or group), other than an Affiliate of the Company, acquires (or has acquired, during a 12-month period), assets that have a total gross fair market value of forty percent (40%) or more of the total gross fair market value of all assets of the Company immediately prior to such acquisition.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Effective Date” shall mean September 17, 2014, which is the date on which this Plan was adopted by the Board.

“Eligible Recipient” shall mean an officer, employee, any director or consultant of the Company or of any Affiliate or Subsidiary.

“Fair Market Value” means, as of any particular date, the value of the Share Units or Shares as determined by the Board in good faith, provided that (i) prior to a Qualified Event, “Fair Market Value” of a Share or Share Unit shall be determined by reference to the valuation performed by Real Globe Advisors, LLC (“Real Globe”) as of December 31, 2013, or such other subsequent similar valuation report performed by Real Globe or other third party advisory firm engaged by the Board to estimate the value of a Share Unit or Share on a fully diluted basis, using methodologies and assumptions substantially similar to those used in prior valuations and (ii) if Shares are admitted to trading on the New York Stock Exchange, NASDAQ or on any other nationally recognized stock exchange, “Fair Market Value” of a Share on any such date shall be the closing price reported for such Share on such exchange on the last date preceding such date on which a sale was reported.

“Inland REIT” shall mean Inland American Real Estate Trust, Inc.

“Participant” shall mean any Eligible Recipient selected by the Administrator to receive an Award under this Plan.

“Qualified Event” means any of the following: (i) a straight listing of Shares on the New York Stock Exchange, NASDAQ or on any other nationally recognized stock exchange; (ii) an underwritten public offering of Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended from time to time, which Shares are approved for listing or quotation on the New York Stock Exchange, NASDAQ or on any other nationally recognized stock exchange; or (iii) a reverse merger of the Company into an existing publicly held company or its acquisition subsidiary, resulting in the Shares first becoming listed on the New York Stock Exchange, NASDAQ or on any other nationally recognized stock exchange.

“Share Units” means notional units of the Company, which prior to any issuance of any Shares upon the vesting of a Share Unit, a Share Unit shall not comprise or convey to any Participant any right, title or interest in actual ownership of the Company or any Shares.

“Shares” shall mean shares of common stock of the Company and any successor security or interest.

“Subsidiary” shall mean any entity that, directly or indirectly, is controlled by the Company.

“Triggering Event” means the first occurrence after the date an Award is granted of a Change in Control or a Qualified Event.

SECTION 3. Share Unit Pool. A pool of units shall exist consisting of “Share Units.” Share Units shall represent the right to receive a cash payment from the Company in an amount equal to the Fair Market Value of a Share Unit on the date or dates as set forth in this Plan or an applicable Award Agreement, provided that an Award of Share Units may be settled in Shares as set forth in Section 6 and under the terms of an applicable Award Agreement. The pool of Share Units shall initially be 46,042,546 Share Units but may be increased in the discretion of the Board at any time.

SECTION 4. Administration.

(a) This Plan shall be administered by the Administrator, which shall have full power and authority to: (i) designate those Eligible Recipients who shall be Participants; (ii) determine whether and the extent to which Awards are to be granted to Participants under this Plan; (iii) determine the number of Share Units to be covered by an Award; (iv) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award; (v) determine the terms and conditions, not inconsistent with the terms of this Plan, that shall govern all written instruments evidencing Awards granted under this Plan, including Award Agreements; (vi) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in this Plan and any instrument or agreement relating to an Award made under this Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; and (ix) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of this Plan.

(b) All designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, and any member of the Company.

SECTION 5. Eligibility. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients. The Administrator shall have the authority to grant Awards under this Plan to the Eligible Recipients.

SECTION 6. Awards.

(a) Grant. An Award of Share Units granted pursuant to this Plan shall be subject to vesting and other terms and conditions of this Plan as well as to the terms of any Award Agreement entered into with the Participant applicable to the Award.

(b) Vesting; Settlement. Awards of Share Units shall vest and become payable in accordance with the terms set forth in the applicable Award Agreement. Awards of Share Units may be settled in cash or in Shares, as set forth in an applicable Award Agreement.

(c) Restrictions on Transfer. None of the Share Units granted under this Plan, or any Participant’s rights with respect to such Share Units, shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or involuntarily, or by operation of law or otherwise (each such action a “Transfer”). Unless the Company determines otherwise, any attempted Transfer of Share Units shall be null and void, and the Company shall not reflect on its records any change in ownership of any Share Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Share Units. Any Award of Share Units shall be personal to the Participant, non-assignable and not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

(d) Rights of Stockholders. Unless otherwise provided in an Award Agreement, a Participant awarded Share Units will have no rights of a stockholder unless and until Shares are issued to the Participant upon vesting and settlement of the Award of Share Units.

(e) Dividend Equivalents. Participants shall be entitled to accrue dividend equivalents with respect to any Award granted under this Plan solely to the extent provided under the terms of an Award Agreement governing an Award.

(f) Adjustments. Notwithstanding anything to the contrary in this Plan or any Award Agreement, the number of Share Units granted to a Participant as set forth under an Award Agreement shall be subject to adjustments as determined necessary by the Board to prevent dilution or enlargement of value as a result of intercompany transfers of cash, assets or debt between the Company and one or more of its Affiliates for no consideration or other such similar transactions. In the event of any change in the outstanding Share Units or Shares after the Effective Date by reason of any equity dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or Share Units or other corporate exchange, or any distribution to stockholders of equity or cash (other than regular cash distributions) or any transaction similar to the foregoing (regardless of whether outstanding Shares are changed), the Administrator in its sole discretion and without liability to any Person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the aggregate number of Share Units in the pool set forth in Section 3, (ii) the number of Shares that could become payable in respect of Share Units available under this Plan as set forth in this Plan and applicable Award Agreements, (ii) the number or kind of Shares or Share Units or other securities (or other property, including cash) that may be subject to Awards granted under this Plan, (iii) the vesting terms under any Award Agreement, and/or (v) any other affected terms of any Award. Other substitutions or adjustments in connection with an event or series of events listed in this paragraph may be made by the Administrator as determined by the Administrator in its sole discretion.

(g) Restrictive Covenants. The terms of any Award Agreement may require a Participant to comply with certain confidentiality or other restrictive covenants as a condition to the grant of any Award under this Plan.

SECTION 7. Parachute Payment Limitations. Notwithstanding anything to the contrary contained in this Plan (or any other agreement entered into by and between any Participant and the Company or any incentive arrangement or plan offered by the Company), in the event that any amount or benefit paid or distributed to any Participant pursuant to this Plan or any Award Agreement, taken together with any other amounts or benefits paid to the Participant by the Company (collectively, the “Covered Payments”), would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would thereby subject the Participant to an excise tax under Section 4999 of the Code (an “Excise Tax”), the provisions of this Section 7 shall apply. If the aggregate present value (as determined for purposes of Section 280G of the Code) of the Covered Payments exceeds the amount which can be paid to the Participant without the Participant incurring an Excise Tax, then, solely to the extent that the Participant would be better off on an after tax basis by receiving the maximum amount which may be paid hereunder without the Participant becoming subject to the Excise Tax, as determined by the Participant in his sole discretion, the amounts payable to the Participant under this Plan (or any other agreement by and between a Participant and the Company or pursuant to any incentive arrangement or plan offered by the Company) shall be reduced (but not below zero) to the maximum amount which may be paid hereunder without the Participant becoming subject to the Excise Tax (such reduced payments to be referred to as the “Payment Cap”). In the event the Participant receives reduced payments and benefits as a result of application of this Section 7, the Participant shall have the right to designate which of the payments and benefits otherwise set forth herein (or any other agreement between the Company and the Participant or any incentive arrangement or plan offered by the Company) shall be received in connection with the application of the Payment Cap, subject to the following sentence. Reduction shall first be made from payments and benefits which are determined not to be nonqualified deferred compensation for purposes of Section 409A of the Code, and then shall be made (to the extent necessary) out of payments and benefits that are subject to Section 409A of the Code and that are due at the latest future date.

SECTION 8. Amendment and Termination.

(a) Amendments to this Plan. The Administrator may amend, alter, or terminate this Plan or any portion thereof at any time; provided that any such amendment, alteration, or termination that would be reasonably expected to have a material adverse effect on the rights of any Participant or other holder of an Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

(b) Amendments to Awards. The Administrator may waive any conditions or rights under, amend any terms of, or alter, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, cancellation or termination not expressly contemplated by this Plan that would be reasonably expected to have a material adverse effect on the rights of any outstanding Award shall not be effective without the consent of the affected Participant.

SECTION 9. General Provisions.

(a) No Rights to Awards. No person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or beneficiaries of Awards. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(b) Certificates. To the extent Shares are delivered in settlement of an Award, the Company shall either (i) issue a stock certificate in respect of such Shares, which certificate shall be registered in the name of the Participant; or (ii) enter such Award of Share Units in book entry form, in such method as determined by the Administrator in its sole discretion. All certificates, if any, evidencing Shares delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under this Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such securities are then listed, and any applicable Federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Withholding. A Participant may be required to pay to the Company or any Subsidiary, and the Company or any Subsidiary shall have the right and is hereby authorized to withhold from any payment due or transfer made under any Award or under this Plan or from any compensation or other amount owing to a Participant the amount (in cash, securities, or other property) of, any applicable withholding taxes in respect of an Award or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) Section 409A of the Code. It is the intent of the parties that Awards under this Plan comply with, or be exempt from, Section 409A of the Code and, accordingly, to the maximum extent permitted, this Plan and any Award Agreement shall be interpreted and administered consistent with such intent. Notwithstanding anything contained herein or in any Award Agreement to the contrary, to the extent required to avoid accelerated taxation or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment for purposes of this Plan or any Award with respect to Awards that become payable upon a Participant’s termination of employment until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. In addition, each amount to be paid or benefit to be provided to a Participant pursuant to an Award shall be construed as a separate identified payment for purposes of Section 409A of the Code and any payments that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, if a Participant is a “specified employee,” as defined in Section 409A of the Code, as of the date of the Participant’s separation from service, then to the extent any Award, or payment therefor (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the Participant’s separation from service and (iii) under the terms of this Plan and any Award Agreement would be payable prior to the six-month anniversary of the Participant’s separation from service, settlement of such Award or the payment therefor shall be delayed until the earlier to occur of (A) the six-month anniversary of the separation from service or (B) the date of the Participant’s death.

(e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship with, the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or in any Award Agreement.

(f) Unfunded Status of this Plan. This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

(g) Governing Law. The validity, construction, and effect of this Plan shall be determined in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

(h) Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of this Plan and any such Award shall remain in full force and effect.